As filed with the Securities and Exchange Commission on May 9, 1997
                                                         Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             THE LAMAUR CORPORATION
             (Exact name of registrant as specified in its charter)

-------------------------------------------------------------------------------

            Delaware                                      68-0301547
 (State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)
------------------------------------------------------------------------------

                    One Lovell Avenue, Mill Valley, CA 94941
               (Address of principal executive offices) (Zip Code)

                       1996 NONSTATUTORY STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                                 1997 STOCK PLAN
                            (Full title of the plan)

                                   Don G. Hoff
                Chairman of the Board and Chief Executive Officer
                             THE LAMAUR CORPORATION
                                One Lovell Avenue
                              Mill Valley, CA 94941
                     (Name and address of agent for service)

                                    Copy to:
                                 Mark E. Bonham
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                               Palo Alto, CA 94306

                         Calculation of Registration Fee
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

                Title of Securities                       Amount to be          Proposed            Proposed          Amount of
                  to be Registered                         Registered           Maximum             Maximum          Registration
                                                                             Offering Price        Aggregate             Fee
                                                                               Per Share         Offering Price
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

Common Stock, no par value
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

1996 Nonstatutory Stock Option Plan                          55,775 shares          $4.08(1)        $227,552.25(1)             $69
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

1997 Employee Stock Purchase Plan                           400,000 shares       $2.23125(2)        $892,500.00(2)            $271
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

1997 Stock Plan                                           1,450,500 shares         $2.625(3)      $3,807,562.50(3)          $1,154
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

         TOTAL                                            1,906,275 shares                           $4,927,614.75          $1,494
----------------------------------------------------- --------------------- ----------------- --------------------- ---------------

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee based on the weighted average exercise price of the 55,775 shares subject to options currently outstanding under the 1996 Nonstatutory Stock Option Plan.
(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the closing price of $2.625 per share reported in the Nasdaq National Market on May 7, 1997 (the "Market Price").
(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of the Market Price.

PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission by The Lamaur Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 5, 1996, filed pursuant to
     Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law ("DGCL"), the Registrant's Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the DGCL; (ii) for any breach of the duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) for any action from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care.
Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

In addition, the Company's Bylaws provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Reference is made to Section 7 of the Underwriting Agreement dated May 1996 which provides for indemnification of the Company's officers, directors and controlling persons by the Underwriters of the Company's initial public offering against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company has obtained a director and officer liability insurance policy, under which each director and certain officers of the Company are insured against certain liabilities.
Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

4.1  1996 Nonstatutory Stock Option Plan
4.2  1997 Employee Stock Purchase Plan.

4.3  1997 Stock Plan.
5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
23.1 Consent of counsel (contained in Exhibit
     5.1).
23.2 Consent of Deloitte & Touche LLP.
24.1 Powers of Attorney (included in the signature pages to this Registration Statement).

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                       SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on this 9th day of May, 1997.


                            THE LAMAUR CORPORATION


                            /s/
                            By
                            Don G. Hoff
                            Chairman of the Board and Chief Executive Officer



                  POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Don G. Hoff and John D. Hellmann, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on May 9, 1997:


           Signature              Title

                                  Chairman   of  the   Board  and
  -------/s/---------------       Chief Executive
  (Don G. Hoff)                   Officer  (Principal Executive Officer)



                                  Vice President, Chief
  -----/s/----------------        Financing Officer,
  (John D. Hellmann)              (Principal Financial Officer and Principal
                                  Accounting Officer)


                                  President and CEO-Lamaur
 -----/s/----------------         Division
 (Dominic J. LaRosa)              and Director


  ----/s/----------------         Director
  (Harold M. Copperman)

  ---/s/----------------          Director
  (Gerald A. Eppner)

  ---/s/---------------           Director
  (Paul E. Dean)

  ---/s/---------------           Director
  (Perry D. Hoff)

  ---/s/----------------          Director
  (Joseph F. Stiley, III)

                             THE LAMAUR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



          Exhibit                                     Description                                      Sequentially
           Number                                                                                        Numbered
                                                                                                           Page




            4.1               1996 Nonstatutory Stock Option Plan                                             7

            4.2               1997 Employee Stock Purchase Plan                                             15

            4.3               1997 Stock Plan                                                               40


            5.1               Opinion of Wilson Sonsini Goodrich & Rosati as to legality
                               of securities being registered                                               59

            23.1              Consent of Counsel (contained in Exhibit 5.1)                                 60

            23.2              Consent of Deolitte & Touche LLP                                              61

            24.1              Powers of Attorney (included in the signature pages to this                   62
                              Registration Statement).
